EXHIBIT NO. EX-99.e.1

                            THE ROCKLAND FUNDS TRUST

                         FORM OF DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is made as of the 1st day of August 2003 by and among The Rockland Funds Trust (the "Fund"), a Delaware statutory trust, Greenville Capital Management, Inc. (the "Adviser"), a Delaware corporation, and Turner Investment Distributors, Inc. (the "Distributor"), a New York corporation.

                                WITNESSETH THAT:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares of beneficial interest (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"), in one or more distinct series of Shares, and classes thereof;

     WHEREAS, the Adviser has been appointed investment adviser to the Fund;

     WHEREAS, the Distributor is engaged in the business of promoting the distribution of the securities of investment companies, is registered as a broker-dealer with the U.S. Securities and Exchange Commission (the "SEC") under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Fund, the Adviser and the Distributor desire to enter into this Agreement pursuant to which the Distributor will provide distribution services to the series of the Fund identified on Schedule A (the "Series"), as may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund, the Adviser and the Distributor, intending to be legally bound hereby, agree as follows:

     1.   SALE OF SHARES.

          a. Sales of Shares by the Distributor. During the term of this Agreement the Fund grants to the Distributor the right to sell on its behalf Shares of the Series, subject to the registration requirements of the 1933 Act, and of the laws governing the sale of securities in various states (the "Blue Sky Laws") under the terms and conditions set forth herein. In connection therewith, the Distributor: (i) shall have the right to sell, as agent on behalf of the Fund, Shares authorized for issue and registered under the 1933 Act and applicable Blue Sky Laws; (ii) shall sell such Shares only in compliance with applicable law, the terms set forth in the Fund's currently effective registration statement ("Registration Statement"), and in accordance with any Plan of Distribution of the Fund for any Series, as may be in effect from time to time, and further in compliance with any limitations which may be imposed by the Board of Trustees of the Fund (the "Trustees").

          b. Sale of Shares by the Fund. The rights granted to the Distributor shall be non-exclusive in that the Fund reserves the right to sell its Shares to investors on applications received and accepted by the Fund. Further, the Fund reserves the right to issue Shares in connection with (a) the merger or consolidation of the assets of, or acquisition by the Fund through purchase or otherwise, any other investment company, trust or personal holding company; (b) the payment or reinvestment of dividends or distributions; or (c) any offer of exchange permitted by Section 11 of the 1940 Act.

          c. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the Distributor. In addition, the Fund reserves the right to suspend sales and the Distributor's authority to process orders for Shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund. In addition, the Fund reserves the right to reject any purchase order.

     2. DISTRIBUTION SERVICES. In consideration of the rights granted to the Distributor, the Distributor agrees to shall sell and repurchase Shares as set forth below, subject to the registration requirements of the 1933 Act and the rules and regulations thereunder and the Blue Sky Laws of the various states:

          a. The Distributor shall use all reasonable efforts, consistent with its other businesses, to secure purchasers for Shares of the Fund. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Distributor agrees to use all reasonable efforts to ensure that taxpayer identification numbers provided for shareholders of the Fund are correct. The Distributor shall have no obligation to sell any specific number of Shares.

          b. Except as otherwise noted in the Fund's current prospectus (the "Prospectus") or statement of additional information (the "SAI") with respect to each Series, all Shares sold to investors by the Distributor will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, plus any applicable sales charge on such Shares, determined in the manner described in the Fund's current Prospectus or SAI with respect to the applicable Series. The Fund shall in all cases receive not less than the net asset value per Share on all sales. The net asset value of the Shares shall be calculated by the Fund or by another entity on behalf of the Fund.

          c. Upon receipt of purchase instructions, the Distributor shall transmit such instructions to the Fund or its transfer agent for registration of the Shares purchased.

          d. The Distributor, in light of Fund policies, procedures and disclosure documents, shall also have the right to take, as agent for the Fund, all actions which, in the Distributor's judgment, are necessary to effect the distribution of Shares.

          e. Subject to the supervisory authority of the Trustees, and on such terms as are authorized by the Fund, the Distributor in its discretion may negotiate and enter into selling dealer agreements with selected dealers and others (including other financial institutions) ("Selling Dealers") for the provision of distribution services related to the sale of Shares as well as other shareholder services as agreed by affected parties. The Distributor will act only as principal in entering into such selling dealer agreements.

          f. Nothing in this Agreement shall prevent the Distributor or any "affiliated person" from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that the Distributor expressly agrees that it shall not for its own account purchase any Shares of the Fund except for investment purposes and that it shall not for its own account sell any such Shares except for redemption of such Shares by the Fund, and that it shall not undertake activities which, in its judgment, would adversely affect the performance of its obligations to the Fund under this Agreement.

          g. The Distributor, or the Distributor's designated agents, as agent for the Fund, may provide instructions to the Fund's transfer agent to repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus and SAI. In addition to the services described above, the Distributor will provide services including recommendations and assistance in the production of marketing, advertising and promotional materials for the sale of Shares and in a timely manner will review them for compliance with applicable regulatory requirements and submit them for required regulatory review and approval with the appropriate regulatory agencies.

          h. The Distributor shall provide services, including recommendations and assistance, in the production of marketing, advertising and promotional materials for the sale of Shares and in a timely manner will review such materials for compliance with applicable regulatory requirements and submit them for required regulatory review and approval with the appropriate regulatory agencies.

     3. DISTRIBUTION SUPPORT SERVICES. In addition to the sale and repurchase of Shares, the Distributor shall perform the distribution support services set forth on Schedule B attached hereto, as may be amended from time to time.

     4. COMPLIANCE. In furtherance of the distribution services being provided hereunder, the Distributor and the Fund agree as follows:

          a. The Distributor shall comply with the Conduct Rules of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, Shares.

          b. The Distributor shall require each Selling Dealer to conform to the applicable provisions of the Fund's current Prospectus and the SAI, with respect to the public offering price of the Shares, and to applicable Federal or Blue Sky laws.

          c. The Fund agrees to furnish to the Distributor sufficient copies of any agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Shares in a timely manner in order to allow the Distributor to review, approve and file such materials with the appropriate regulatory authorities and obtain clearance for use. The Fund agrees not to use any such materials until so filed and cleared for use by appropriate authorities and the Distributor.

          d. The Distributor, at its own expense, shall, at all times during the term of this Agreement, qualify as a broker-dealer, or otherwise, under all applicable Federal or Blue Sky laws required to permit the sale of Shares in each state of the United States, and shall also remain a member in good standing of the NASD. The Distributor shall immediately notify the Fund in writing if it receives notification that any such registration or membership has been temporarily or permanently suspended, limited or terminated.

          e. The Distributor shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, service organization, broker or dealer to make any representations concerning the Shares except those contained in the Fund's current Prospectus and SAI covering the Shares and in communciations with the public or sales materials approved by the Distributor as information supplemental to such Prospectus or SAI.

     5.   EXPENSES.  Expenses shall be allocated as follows:

          a.   The Fund shall pay the following expenses:

               (i) in connection with the preparation, setting in type, and filing of any registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the registration of its Shares;

               (ii) in connection with the qualification of Shares for sale in the various states in which the Trustees of the Fund shall determine it advisable to qualify such Shares for sale;

               (iii) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Fund in their capacity as such; and

               (iv) of preparing, setting in type, printing and mailing Prospectuses, SAIs, and any supplements thereto, sent to existing shareholders.

          b.   The Adviser shall pay the following expenses:

               (i) printing and distributing Prospectuses, SAIs and reports prepared for its use in connection with the offering of Shares for sale to the public;

               (ii) any other literature used in connection with such offering;

               (iii) advertising in connection with such offering including, but not limited to: public relations services, sales presentations, media charges, and preparation, printing and mailing of advertising and sales literature; data processing necessary to support a distribution effort; printing and mailing Prospectuses and SAIs to prospective investors; sales commissions; and distribution and shareholder servicing activities of broker-dealers and other financial institutions; and

               (iv) filing fees required by regulatory authorities for sales literature and advertising materials and any additional out-of-pocket expenses incurred in connection with these and any other costs of distribution.

     6. COMPENSATION. The Adviser shall pay to the Distributor the compensation set forth in Schedule A attached hereto, which schedule may be amended from time to time. If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, the Adviser shall pay to the Distributor a distribution fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Distributor as of the termination date shall survive the termination of this Agreement.

     7. USE OF DISTRIBUTOR'S NAME. The Fund shall not use the name of the Distributor or any of its affiliates in the Prospectus, SAI, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by the Distributor; provided, however, that the Distributor shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     8. USE OF FUND'S NAME. Neither the Distributor nor any of its affiliates shall use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto in writing by the Fund; provided, however, that the Fund shall approve all uses of its name that merely refer in accurate terms to the appointment of the Distributor hereunder or that are required by the SEC or any state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     9. LIABILITY OF DISTRIBUTOR. The Distributor shall not be liable for any damages or loss suffered by the Fund in connection with the matters to which this Agreement relates, except for damage or loss resulting from willful misfeasance, bad faith or negligence on the Distributor's part in the performance, or reckless disregard, of its duties under this Agreement. Any person, even though also an officer, partner, employee or agent of the Distributor, or any of its affiliates, who may be or become an officer of the Fund, shall be deemed, when rendering services to or acting on any business of the Fund in any such capacity (other than services or business in connection with the Distributor's duties under this Agreement), to be rendering such services to or acting solely for the Fund and not as an officer, partner, employee or agent or one under the control or direction of the Distributor or any of its affiliates, even if paid by the Distributor or an affiliate thereof.

     10. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless the Distributor, and each person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, against any and all liabilities, losses, damages, claims and expenses (including reasonable attorneys' fees) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state laws or regulations, at common law or otherwise, insofar as such liabilities, losses, damages, claims and expenses (or actions, suits or proceedings in respect thereof) arise out of or relate to any untrue statement or alleged untrue statement of a material fact contained in a Prospectus, SAI, supplement thereto, sales literature or other written information prepared by the Fund and provided by the Fund to the Distributor for the Distributor's use hereunder, or arise out of or relate to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. However, the Fund shall not indemnify the Distributor (or any person controlling the Distributor) or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or ordinary negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Section with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable period of time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person or after the Distributor or such person shall have received notice of service on any designated agent. However, except to the extent the Fund is harmed thereby, failure to notify the Fund of any claim shall not relieve the Fund from any liability that it may have to the Distributor or any person against whom such action is brought other than on account of its indemnity agreement contained in this Section. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person(s) or defendant(s) in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or trustees or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or trustee or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

     The Distributor agrees to indemnify and hold harmless the Fund, its Trustees and officers and each person who controls the Fund within the meaning of Section 15 of the 1933 Act against any and all liabilities, losses, damages, claims and expenses (including reasonable attorneys' fees) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state laws or regulations, at common law or otherwise, insofar as such liabilities, losses, damages, claims or expenses (or actions, suits or proceedings in respect thereof) arise out of or relate to any allegation of a wrongful act of the Distributor or any of its employees or representatives, or arise out of or relate to any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or SAI, supplement thereto, sales literature or other written material, or arise out of or relate to actions or oral representations of Distributor's associated persons and to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if based upon information furnished in writing to the Fund by the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable period of time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or any such person or after the Fund or such person shall have received notice of service on any designated agent. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to the Fund or any person against whom the action is brought other than on account of its indemnity agreement contained in this Section. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees and to any controlling person(s) or any defendants(s) in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, its officers or Trustees, controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

     11. FORCE MAJEURE. The Distributor shall not be liable for any delays or errors occurring by reason of circumstances not reasonably foreseeable and beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns that are beyond the reasonable control of the Distributor and not primarily attributable to the failure of the Distributor to reasonably maintain or provide for the maintenance of such equipment, the Distributor shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     12.  DURATION AND TERMINATION.

          a. This Agreement shall become effective as of the date first above written, and unless terminated as provided, shall continue in force for two (2) years from that date and thereafter from year to year, provided continuance is approved at least annually by (i) either the vote of a majority of the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Series, and (ii) the vote of a majority of those Trustees of the Fund who are not interested persons of the Fund, and who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval.

          b.   This Agreement shall terminate without a penalty as follows:

               (i) This Agreement shall terminate automatically in the event of its assignment.

               (ii) This Agreement shall terminate upon any failure to approve the continuance of the Agreement after the initial two-year term as set forth in this Section.

               (iii) This Agreement shall terminate at any time upon a vote of the majority of the Trustees who are not interested persons of the Fund or by a vote of the majority of the outstanding voting securities of the Series, upon not less than 60 days' prior written notice to the Distributor.

               (iv) The Distributor may terminate this Agreement upon not less than 60 days' prior written notice to the Fund.

          c. Upon termination of this Agreement, the Adviser shall pay to the Distributor such compensation and out-of-pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Fund designates a successor to any of the Distributor's obligations hereunder, the Distributor shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Distributor pursuant to the foregoing provisions.

     13. SCOPE OF DUTIES. The Distributor, the Adviser and the Fund shall regularly consult with each other regarding the Distributor's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Fund shall submit to the Distributor at a reasonable time prior to or at the same time as filing with the SEC copies of any amended or supplemented Registration Statement of the Fund (including exhibits) under the 1940 Act and the 1933 Act, and at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund that relate to or affect the Distributor's obligations under this Agreement. Any change in such materials that would require any change in the Distributor's obligations under the foregoing provisions shall be subject to the Distributor's approval, which approval shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein increases the cost or burden to the Distributor of performing its obligations hereunder by a material amount, the Distributor shall be entitled to receive reasonable compensation therefore.

     14. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Fund and shall not become effective unless its terms have been approved by the majority of the Trustees of the Fund or by a "vote of majority of the outstanding voting securities" of the Series and by a majority of those Trustees who are not "interested persons" of the Fund or any party this Agreement at a meeting called for the purpose of voting on such amendment.

     15. DEFINITIONS. As used in this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," "interested person" and "affiliated person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

     16. CONFIDENTIALITY. The Distributor shall treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and prior, present or potential shareholders and shall not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Fund.

     17. NOTICE. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

     (a)  if to the Fund:

          The Rockland Funds Trust
          100 South Rockland Road
          Rockland, DE  19732
          Attention:  Charles Cruice

     (b)  if to the Adviser:

          Greenville Capital Management, Inc.
          100 South Rockland Road
          Rockland, DE  19732
          Attention:  Charles Cruice

     (c)  if to the Distributor:

          Turner Investment Distributors, Inc.
          1205 Westlakes Drive, Suite 100
          Berwyn, PA  19312
          Attention:  President

or to such other respective addresses as the parties shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     18. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     19. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

     20. ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

     21. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

     22. LIMITATION OF LIABILITY. The term "The Rockland Funds Trust" means and refers to the Trustees from time to time serving under the Trust Instrument of the Fund dated July 31, 1996, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that obligations of the Fund hereunder shall not be binding upon any Trustee, shareholder, nominees, officers, agents or employees of the Fund, personally, but bind only the assets and property of the Fund, as provided in the Trust Instrument. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Fund, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in the Trust Instrument. The Trust Instrument is on file with the Secretary of the State of Delaware.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                              THE ROCKLAND FUNDS TRUST

                              By:/s/Richard Gould
                                 -------------------------------------
                              Name: Richard Gould
                              Title: Fund Manager & Trustee

                              GREENVILLE CAPITAL MANAGEMENT, INC.

                              By:/s/Charles S. Cruice
                                 -------------------------------------
                              Name: Charles S. Cruice
                              Title: Trustee

                              TURNER INVESTMENT DISTRIBUTORS, INC.

                              By:/s/John H. Grady
                                 -------------------------------------
                              Name:
                              Title:

                                   SCHEDULE A

                            THE ROCKLAND FUNDS TRUST

                            Series and Fee Schedule
                             ----------------------

Series covered by Distribution Agreement:

     Rockland Small Cap Growth Fund

Fees for distribution and distribution support services on behalf of the Series:

     The Distributor will not receive compensation for its services provided under this Agreement. However, it may receive compensation under one or more agreements with the Adviser or the Fund.

                                   SCHEDULE B

                            THE ROCKLAND FUNDS TRUST

                         Distribution Support Services
                         -----------------------------

1. Review and submit in a timely manner for approval to the appropriate regulatory authorities all advertising and promotional materials.

2. Maintain all books and records required by the NASD or the SEC, although such books and records shall remain the property of the Fund at all times.

3. Prepare quarterly reports to the Trustees relating to distribution activities, including Selling Dealer agreements and any other contracts that the Distributor enters into that relate to the Fund, and such other reports as from time to time shall be reasonably requested by the Trustees.

4. Subject to approval of Distributor, license personnel as registered representatives of the Distributor.

5. Provide advice and recommendations to the Fund regarding compliance with applicable Federal and state laws and regulations.